Exhibit 99.1 Investor Contact: Kirk Feiler, Investor Relations Commercial Vehicle Group, Inc. (614) 289-0195 For Immediate Release COMMERCIAL VEHICLE GROUP ANNOUNCES CEO TRANSITION NEW ALBANY, OHIO, March 23, 2020 – Commercial Vehicle Group, Inc. (the “Company” or “CVG”) (NASDAQ: CVGI), a leading supplier of fully-integrated system solutions for the global commercial vehicle market, announced today that the independent members of its Board of Directors has unanimously appointed Harold C. Bevis as President and Chief Executive Officer, replacing Patrick E. Miller effective immediately. Mr. Bevis will also remain a Director of the Company. Chairman of the Board of Directors, Robert C. Griffin noted, “I have worked closely with Harold as a fellow director at CVG for nearly six years and believe he is the right leader for the company at this time. Harold has extensive expertise building and growing global businesses, as well as more than a combined 20 years of experience in the electrical, electronics and plastics industries. Under his leadership, he has successfully led several business transformations centered on growth, cost optimization, and strengthening the balance sheet. I look forward to working with Harold in his new capacity as he and the dedicated CVG associates around the world execute our long-term objectives and deliver world-class service to our customers.” Mr. Griffin added, “Pat Miller brought extraordinary energy and dedication to his role as Chief Executive Officer, and I am grateful to him for the passion and leadership he has shown throughout his career at CVG. He leaves here with our thanks for his many accomplishments and our best wishes for the future.” Mr. Harold Bevis said, “It has been a privilege to serve as an independent director at CVG and I am excited to continue my work in my new role as President and Chief Executive Officer. Despite the difficult external environment, I am confident that the Company is well-positioned for long-term growth. We have untapped opportunities to embrace new technologies and innovation and to challenge the status quo as we work to improve our operating performance and achieve disciplined growth. I, along with our Board, believe strongly in CVG’s strategy to enhance growth in alignment with favorable macro-economic trends in electronics and electrification, while at the same time diversifying our end market exposure to mitigate cyclicality. However, the pace at which this strategy is implemented must accelerate.” “The broader macro-economic uncertainty spurred by the COVID-19 pandemic is something we are monitoring closely. The health and safety of our employees remains our priority and we will provide updates to all of our stakeholders at appropriate intervals,” concluded Mr. Bevis. Mr. Bevis, who most recently served as Chairman and Chief Executive Officer of Boxlight, Inc., has served as an independent director on CVG’s Board of Directors since June 2014, giving him a strong command of the Company’s operations and capabilities which will enable a smooth transition for employees, customers, suppliers and shareholders. Mr. Bevis brings more than 25 years of manufacturing and business leadership experience to the role, including more than 19 years in chief executive officer roles.

Prior to joining Boxlight, Bevis served as President of OmniMax International, Inc. and President and Chief Executive Officer of Xerium Technologies. His leadership and governance experience have spanned a variety of industries and more than 20 countries. Bevis holds an MBA from Columbia Business School and a Bachelor of Science in industrial engineering from Iowa State University. About Commercial Vehicle Group, Inc. Commercial Vehicle Group, Inc. (through its subsidiaries) is a leading supplier of electrical wire harnesses, seating systems, and a full range of other cab related products for the global commercial vehicle markets, including the medium- and heavy-duty truck, medium- and heavy-construction vehicle, military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com. ###